POWER OF ATTORNEY


	The undersigned, Heinz W. Bull, a direcotr of Tanox, Inc., a Delaware Corporation ("Tanox"), hereby designates Nancy T. Chang, John Blickenstaff and Katie-Pat Bowman, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Forms 3, 4 and 5, including amendments thereto, disclosing changes in his beneficial ownership of securities and derivative securities of Tanox and to file the same with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall remain effective for so long as I am subject to the reporting requirements of Section 16(a) promulgated under the Securities Exchange Act of 1934 or until earlier revoked by the undersigned.



Date:  September 20, 20000                   Heinz W. Bull